Exhibit 10.1

CONSENT AGREEMENT

This CONSENT AGREEMENT (this "Consent") is entered into as of May 25, 2006 among CELLSTAR CORPORATION, a Delaware corporation ("Parent"), each of Parent's Subsidiaries signatory hereto (together with Parent, each an individual "Borrower"; and collectively, the "Borrowers"), the Lenders (as defined below) signatory hereto, and WELLS FARGO FOOTHILL, INC., a California corporation, in its capacity as administrative agent (the "Agent") for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers, the financial institutions signatory thereto (the "Lenders") and the Agent have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 31, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to make loans and other financial accommodations to the Borrowers from time to time;

WHEREAS, the Borrowers have requested that the Agent and Lenders waive restrictions contained in the Loan Agreement to the extent required to permit the Borrowers and their respective Subsidiaries to (i) complete the assignments of intercompany receivables owed by Celular Express S.A. de C.V., a company organized under the laws of the Republic of Mexico "CELEX"), and other related transactions contemplated in the Assignment Agreement attached hereto as Exhibit A (the "Assignment Agreement"), (ii) complete the assignments of intercompany receivables owed by CellStar Mexico S.A. de C.V., a company organized under the laws of the Republic of Mexico ("CellStar Mexico), and (iii) adopt and commence with a plan of voluntary dissolution (the "Plan") whereby CellStar International Corporation/Asia, a Delaware corporation ("CICA") will discontinue its operations and distribute its assets in final liquidation to National Auto Center, Inc., a Delaware corporation ("NAC"), subject to the terms and conditions contained in Section 7.3 (Restrictions on Fundamental Changes) (collectively, the "Transaction"); and `

WHEREAS, Agent and the Required Lenders have agreed to consent to the Transaction on the terms and conditions provided herein;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and further agree as follows:

    Consent to Transaction. The Agent and the Lenders hereby waive restrictions contained in the Loan Agreement to the extent required to permit the Transaction so long as the following conditions are satisfied: (a) after giving effect to this Consent, no Default or Event of Default then exists or would be caused thereby, (b) no cash or Cash Equivalents will be transferred in connection with the Transaction, (c) the aggregate principal amount of intercompany receivables assigned and converted to equity pursuant to the Assignment Agreement does not exceed $10,600,000, (d) 65% of the Stock received by Audiomex Export Corp., a Texas corporation ("Audiomex"), in connection with the its capital contribution of intercompany receivables to CELEX, shall be pledged to the Agent pursuant to a Stock Pledge Agreement, in form and substance satisfactory to the Agent, and the Borrowers shall deliver such other documents, opinions and other instruments in connection therewith as the Agent may reasonably request, (e) the assignment agreement executed in connection with the assignment of intercompany receivables owing by CellStar Mexico ("CellStar Mexico Receivables") shall be in form and substance satisfactory to the Agent, (f) the aggregate principal amount of CellStar Mexico Receivables assigned, converted to equity and/or forgiven shall not exceed $25,000,000 and (g) any Stock issued pursuant the assignment of the CellStar Mexico Receivables shall be pledged to the Agent in accordance with the terms and conditions of the Loan Agreement pursuant to a Stock Pledge Agreement, in form and substance satisfactory to the Agent, and the Borrowers shall deliver such other documents, opinions and other instruments in connection therewith as the Agent may reasonably request.

    No Other Consents or Waivers. Except as set forth in Section 1 above, the execution, delivery and effectiveness of this Consent shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. Except for the consents and waivers set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower hereby ratifies and confirms its obligations thereunder. This Consent shall not constitute a modification of the Loan Agreement or a course of dealing with the Agent or the Lenders at variance with the Loan Agreement such as to require further notice by the Agent or the Lenders to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein. Each Borrower acknowledges and expressly agrees that the Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents. The Borrowers have no knowledge of any challenge to the Agent's or any Lenders' claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.
    Conditions Precedent to Effectiveness. This Consent shall become effective as of the date hereof when, and only when, the Agent shall have received each of the following:
      fully executed and delivered counterparts of this Consent by the Borrowers, the Required Lenders and the Agent; and
      such other information, documents, instruments or approvals as the Agent or the Agent's counsel may reasonably require.
    Representations and Warranties of Borrowers. Each Borrower represents and warrants to the Agent and the Lenders as follows:
      Each Borrower is a corporation or limited partnership organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction indicated on the signature pages hereto and in all other jurisdictions in which the failure to be so qualified reasonably could be expected to constitute a Material Adverse Change;
      The execution, delivery, and performance by each Borrower of this Consent are within such Borrower's corporate or partnership authority, have been duly authorized by all necessary corporate or partnership action and do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's shareholders, partners, or members or any approval or consent of any Person under any material contractual obligation of any Borrower;
      The execution, delivery, and performance by each Borrower of this Consent and the Assignment Agreement (as applicable) do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person;
      This Consent and all other documents contemplated hereby, when executed and delivered by each Borrower will be the legally valid and binding obligations of such Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally; and
      No Default or Event of Default is existing.
    Counterparts. This Consent may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Consent in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of a signature page hereto by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be as effective as delivery of a manually executed counterpart hereof.
    Costs, Expenses and Taxes. The Borrowers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution, and delivery of this Consent and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.
    Governing Law. This Consent shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia, and shall be construed, interpreted, performed and enforced in accordance therewith, without reference to the conflict or choice of laws provisions thereof.
    Loan Document. This Consent shall be deemed to be a Loan Document for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Consent as of the day and year first written above.

BORROWERS: CELLSTAR CORPORATION, a Delaware corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

CELLSTAR, LTD., a Texas limited partnership

By: National Auto Center, Inc., its General Partner

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

NATIONAL AUTO CENTER, INC., a Delaware corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

CELLSTAR FINANCO, INC., a Delaware corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

CELLSTAR INTERNATIONAL CORPORATION/SA, a Delaware corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

CELLSTAR FULFILLMENT, INC., a Delaware corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

CELLSTAR INTERNATIONAL CORPORATION/ASIA, a Delaware corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

AUDIOMEX EXPORT CORP., a Texas corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

NAC HOLDINGS, INC., a Nevada corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: President

CELLSTAR FULFILLMENT LTD., a Texas limited partnership

By: CellStar Fulfillment, Inc., its General Partner

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

AGENT AND LENDERS: WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By: /s/ Robert Bernier

Name: Robert Bernier

Title: VP

BANK OF AMERICA, N.A. (successor to Fleet Capital Corporation), as a Lender

By: /s/ H. Michael Wills

Name: H. Michael Wills

Title: Senior Vice President

TEXTRON FINANCIAL CORPORATION, as a Lender

By: /s/ Stuart A. Hall

Name: Stuart A. Hall

Title: Senior Account Executive